Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 29, 2016 relating to the financial statements, which appears in iShares® Commodity Optimized Trust's Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, CA

March 23, 2016